Exhibit 10.1

LEGG MASON, INC.

1996 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Legg Mason, Inc. (the "Company") hereby grants to you (the "Participant"), pursuant to the Legg Mason Stock Accumulation Program (the "LSAP") under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (the "Plan"), an award of restricted shares of the Company's Common Stock, upon and subject to the restrictions, terms and conditions set forth below. Participant's Basic Award and Premium Award, if any, are hereinafter collectively referred to as an "Award." The date of grant of the Award provided hereby (the "Grant Date") shall for all purposes be January 31, 2006, the date on which the Award was made. Details of the Participant's Award shall be set forth in Section 6 of this Agreement.

This Award is subject in all respects to the applicable provisions of the Plan. Such provisions are incorporated herein by reference and made a part hereof. Capitalized terms not defined in Section 5.5 below that are defined in the Plan shall have the meanings specified in the Plan.

In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement are applicable to the Award granted hereby.

1. RIGHTS AS A STOCKHOLDER.

Until the Shares subject to this Award have vested under Section 3, Participant shall have no ordinary rights as a stockholder with respect to such Shares other than the right to receive dividends or distributions on the Shares as set out below. Therefore, until the Shares subject to this Award have vested, Participant will have no rights to vote the underlying Shares or to take physical possession of or transfer the Shares. Commencing on the Grant Date, Participant shall have the right to receive dividends and other distributions on the Shares that are subject of this Award unless and until such Shares are forfeited pursuant to Section 3 hereof; provided, however, that any dividend or other distribution (including, without limitation, a stock dividend or stock split) that is not a cash dividend or distribution shall be delivered to the Company, shall be held by the Company in accordance with Section 2 below and shall be subject to the same vesting schedule and other restrictions as the Shares with respect to which such dividend or other distribution was made. In connection with the payment of such dividends or other distributions, the Company may deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the account of Participant or may include such dividend or distribution in the payroll of Participant's employer so that such dividend or distribution is included within the compensation of Participant for withholding and other taxation purposes. Participant shall be entitled to retain cash dividends and distributions received regardless of whether the Shares with respect to which such dividends or distributions were made are subsequently forfeited pursuant to Section 3 hereof. Notwithstanding anything to the contrary, prior to the date on which the Shares subject to this Award vest pursuant to Section 3 hereof, such Shares shall be subject to the restrictions on transferability contained in Section 4.1 hereof.

2. CUSTODY AND DELIVERY OF SHARES.

Shares subject to this Award (and any related property received under Section 1 hereof) will be issued in street name to an account of the Company and held in such account until the Shares have vested under Section 3 hereof. Participant may not receive or take possession of any unvested Shares subject to this Award, either through physical share certificates or through book-entry accounts held by, or in the name of, Participant. The Company may commingle the unvested Shares subject to this Award with other shares of restricted stock granted to other employees under the Plan. The Company will not allow any transfers of unvested Shares subject to this Award from its account, other than transfers to another account of the Company. The Company may hold unvested Shares subject to this Award at any financial institution that it from time to time chooses, in its sole discretion, and will not be responsible to Participant for any losses or damages resulting from the choice of, or actions or omissions of, any financial institution that holds unvested Shares on behalf of the Company. The Company will deliver Shares subject to this Award that have vested pursuant to Section 3 below to Participant through book entry transfer to an account in Participant's name at the financial institution that holds the unvested Shares on behalf of the Company. Share certificates representing vested Shares will not be issued by the Company until such Shares have been delivered to Participant's account as specified above. Participant hereby authorizes the Company, and any financial institution at which the Company establishes an account in which the Shares subject to this Award are held, to hold all unvested shares as discussed above, to transfer any vested shares to Participant's account as discussed above and to transfer to the Company and cancel any Shares subject to this Award that are forfeited pursuant to Section 3 below. The Company will pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any Shares hereunder; provided that the Company will not pay the expenses related to any sale of vested Shares subject to this Award, regardless of whether such sale is made to satisfy expenses or withholding or other taxes.

3. VESTING AND FORFEITURE.

(a) [FOR ANNUAL AWARD] Except as otherwise provided in the Plan or in Section 3(b) of this Agreement, twenty-five percent (25%) of the Shares subject to Participant's Award shall vest, shall be delivered to an account of Participant, shall become transferable and shall cease to be subject to forfeiture on each of January 31, 2007, January 31, 2008, January 31, 2009 and January 31, 2010 (each, a "Vesting Date"). In the event that a Vesting Date is not a trading day, then vesting will occur on the next trading day.

[FOR LEGACY AWARD] Except as otherwise provided in the Plan or in Section 3(b) of this Agreement, the Shares subject to Participant's Award shall vest, shall be delivered to an account of Participant, shall become transferable and shall cease to be subject to forfeiture in substantially equal installments on each of ________, _________, _________, and __________ (each, a "Vesting Date"). In the event that a Vesting Date is not a trading day, then vesting will occur on the next trading day.

(b) Participation in the Plan, including but not limited to a Participant's right to vest in an Award, is conditioned upon Participant's continuous employment with the Firm, except to the limited extent to which participation in the Plan may continue following a termination or interruption of Participant's employment as provided below. If Participant's continuous employment with the Firm terminates or is interrupted for any reason stated below, Participant's rights with respect to the Award shall be affected as follows:

(1) Resignation. Except as otherwise provided below, if Participant resigns his or her employment with the Firm for any reason, Participant's unvested Award shall be forfeited and any vested but undistributed portion of Participant's Award shall be distributed to Participant in accordance with Section 2 hereof.

(2) Disability. If Participant is on a Disability leave of absence his or her unvested Award shall be credited with the same vesting as if his or her employment had not been interrupted by such leave of absence for a period of up to 12 months after the commencement of such leave. In the event Participant is on a Disability leave of absence on a continuous basis for the 12-month period following the commencement of such leave, Participant's unvested Award shall be 100% vested and all restrictions upon the Shares subject to Participant's Award shall lapse. Participant vested Award shall be distributed to Participant in accordance with Section 2 hereof.

(3) Approved Personal Leave of Absence (Non-Statutory Leave). If Participant is on a leave of absence approved by the Firm, his or her unvested Award shall be credited with the same vesting as if his or her employment had not been interrupted by such leave for the 90-day period following the commencement of the leave of absence. Thereafter, Participant shall not receive vesting credit during the remainder of such leave until he or she returns to full-time employment with the Firm for a continuous 30-day period following the end of the leave of absence, at which time Participant shall be credited with the same vesting retroactively that he or she would have received had he or she continued to be an employee of the Firm during such leave. Except as otherwise provided for herein, in the event Participant's employment is terminated during an approved leave of absence, he or she shall be subject to the applicable provisions of Section 4.1 hereof. Participant's vested Award shall be distributed to Participant in accordance with Section 2 hereof.

(4) Approved Statutory Leave of Absence. If Participant is on an approved leave of absence under the Family Medical Leave Act of 1993, as amended, or any similar statute ("Statutory Leave"), Participant's unvested Award shall be credited with the same vesting as if Participant's employment had not been interrupted by such leave; provided, however, that if Participant's employment terminates during such Statutory Leave, he or she shall be subject to the applicable provisions of Section 4.1 hereof. Participant's vested Award shall be distributed to Participant in accordance with Section 2 hereof.

(5) Death. Upon termination of Participant's employment with the Firm due to death, Participant's unvested Award shall be 100% vested and all restriction upon the Shares subject to Participant's Award shall lapse. Participant's vested Awards shall be distributed to his or her beneficiaries in accordance with Section 4.2 hereof.

(6) Termination for Cause. Upon termination of Participant's employment by the Firm for Cause, Participant's Award, whether or not vested, shall be immediately forfeited.

(7) Termination without Cause. Upon Participant's termination of employment by the Firm without Cause, (i) a pro-rated portion of Participant's unvested Premium Award shall vest (such pro-rated portion shall be calculated to be an amount such that, after giving effect to such vesting, the percentage of the total Premium Award Shares that are subject to this Award that is vested (including Shares that were vested earlier) equals the quotient of (a) the number of days that elapsed between the Grant Date and the date of termination of Participant's employment divided by (b) the total number of days in the period between the Grant Date and the last day on which Shares subject to this Award are scheduled to vest under Section 3(a), and (ii) Participant's Basic Award shall be 100% vested. Participant's unvested Premium Award shall be forfeited and Participant's vested Basic Award and Premium Award shall be distributed to Participant in accordance with Section 2 hereof.

(8) Termination of Employment when Satisfying the "Rule of 75." Upon Participant's termination of employment with the Firm by reason of retirement under the Rule of 75, Participant shall continue to have his or her unvested Award credited with vesting as if he or she had continued to be employed by the Firm; provided, however, that if Participant engages in Competitive Activity during the period he or she is receiving vesting credit, Participant's entire unvested Award as of the date of his or her termination of employment shall be forfeited without any payment. Participant's vested Award shall be distributed to Participant in accordance with Section 2 hereof.

(9) Termination of Employment when Satisfying the "Rule of 60." Upon Participant's termination of employment with the Firm by reason of retirement under the Rule of 60, Participant shall continue to have his or her unvested Basic Award credited with the same vesting as if Participant continued to be employed by the Firm and his or her unvested Premium Award shall be forfeited as of the date of such retirement; provided, however, that if Participant engages in Competitive Activity during the period he or she is receiving vesting credit, Participant's entire unvested Award as of the date of his or her termination of employment shall be forfeited. Participant's vested Award shall be distributed to Participant in accordance with Section 2 hereof.

(10) Termination of Employment when Also Eligible under Section 3(b)(8). Notwithstanding any provision of Section 3(b) to the contrary, upon Participant's termination of employment by the Firm for any reason other than for Cause, if Participant would have also been eligible to terminate his or her employment with the Firm by reason of retirement pursuant to the Rule of 75 under Section 3(b)(8), then Participant's unvested Award shall be 100% vested and all restrictions upon the Shares subject to Participant's Award shall lapse. Participant's vested Award shall be distributed to Participant in accordance with Section 2 hereof

4. ADDITIONAL TERMS AND CONDITIONS OF AWARD.

4.1. NONTRANSFERABILITY OF SHARES.

Prior to the date on which Shares subject to this Award vest pursuant to Section 3 hereof, such Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such Shares shall be null and void.

4.2. SECURITIES LAWS.

Participant hereby represents and covenants that if in the future Participant decides to offer or dispose of any Shares subject to this Award or interest therein, Participant will do so only in compliance with this Agreement, the Securities Act of 1933, as amended, and all applicable state securities laws. As a condition precedent to the delivery to Participant of any Shares subject to this Award, Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents and make any representation and warranty to the Company which the Committee shall in its sole discretion deem necessary or advisable.

4.3. ADJUSTMENT.

In the event that there occurs (a) any change in the number of outstanding shares of Common Stock through the declaration of dividends, stock splits or the like or through any change in the capital account of the Company or any other transaction referred to in Section 424(a) of the Code or (b) any other change in the capital structure of the Company or in the Common Stock, then, if applicable, the number and class of shares subject to this Award shall be adjusted as provided in the Plan. Any decision of the Committee regarding the amount and timing of any adjustment will be final and conclusive.

4.4. COMPLIANCE WITH APPLICABLE LAW.

This Award is subject to the condition that if the listing, registration or qualification of the Shares subject to this Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the Shares subject to this Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

4.5. WITHHOLDING; TAX MATTERS

(a) Participant will remit to the Company by check an amount sufficient to satisfy any federal, state or local withholding tax requirements, prior to the delivery of Shares pursuant to Section 2 hereof. Alternatively, with respect to withholding taxes that are due upon vesting of Shares, Participant may elect, prior to the vesting of any Shares subject to this Award, to irrevocably instruct the financial institution that holds such Shares prior to vesting (x) to sell on behalf of Participant immediately on vesting a sufficient number of vested Shares to produce funds to satisfy any federal, state or local withholding tax requirements and (y) to pay such funds over to the Company to satisfy such taxes. If Participant fails to either provide the check described in the prior sentence or, if applicable, provide the irrevocable sale instructions described in the preceding sentence, in each case by the date any withholding tax with respect to any Shares granted hereunder is due, the Company will, and Participant hereby authorizes the Company to, withhold delivery of Shares or deduct amounts required to be withheld from payments of any kind by the Company or its subsidiaries to which Participant would otherwise be entitled, including without limitation salary, bonus and other compensation.

(b) If Participant makes the election provided under Section 83(b) of the Code to be taxed currently on the value of any Shares subject to this Award notwithstanding the restrictions placed upon such Shares (the "Section 83(b) Election"), Participant will promptly notify the Company, will complete, sign and return to the Company the Section 83(b) Election Form which was distributed to Participant and will remit to the Company with such form a check in an amount sufficient to satisfy any federal, state or local withholding tax requirements. Participant acknowledges that if he or she elects to make a Section 83(b) election, Participant will be responsible for filing the appropriate form with the IRS and notifying the Compensation department within the Company's Finance Department within 30 days of the date of the award that Participant made a Section 83(b) election.

(c) The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of taxes in connection with any transaction contemplated by this Agreement or the Plan, including, without limitation, providing for payments of withholding taxes by deducting amounts required to be withheld, plus interest thereon, from payments of any kind by the Company or any of its subsidiaries to which Participant would otherwise be entitled.

4.6. AWARD CONFERS NO RIGHTS TO CONTINUED EMPLOYMENT.

Nothing in the Plan, the LSAP or in this Agreement shall confer upon Participant any right to continue in the employ of the Company or any subsidiary of the Company for a specified period of time or interfere with the right of the Company and its subsidiaries to terminate such employment at any time.

4.7. DECISIONS OF COMMITTEE.

The Committee shall have the right to resolve all questions which may arise in connection with this Award. Any interpretation, determination or other action made or taken by the Board of Directors of the Company or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5. MISCELLANEOUS PROVISIONS.

5.1. SUCCESSORS; ASSIGNMENTS AND TRANSFERS.

This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Participant, acquire any rights hereunder. The rights and interests of Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except in the event of death of Participant, by will or by the laws of descent and distribution. This Agreement may be assigned by the Company without Participant's consent.

5.2. NOTICES.

All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, or (b) by mailing in the United States mails to the address of the party entitled thereto as set forth below, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case of delivery, on the date of its actual receipt by the party entitled thereto, and in case of mailing, five days following the date of such mailing. Any notice mailed to the Company shall be addressed to the Restricted Stock Administrator of the Company at 100 Light Street, Baltimore, Maryland 21202. Any notice mailed to Participant shall be addressed to Participant at Participant's address as reflected in the personnel records of the Company. Either party hereto may designate a different address for notices than the one provided herein by notice to the other.

5.3. CONFLICT; GOVERNING LAW.

In the event of a conflict between this Agreement and the Plan, the Plan shall control. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of New York, (without regard to conflicts of laws rules thereof).

5.4. COUNTERPARTS.

This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

5.5 DEFINITIONS.

Unless otherwise defined herein, the following terms have the meanings set forth below.

"Affiliated Employer" means, except as provided under Section 409A of the Code and the regulations promulgated thereunder, any company or other entity that is related to the Company as a member of the controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code.

"Basic Award" means the "Basic Award" set forth in Section 6 herein.

"Cause" (i) any conduct (a) that is in competition with any of the Firm's business operations, (b) that breaches any obligation to the Firm or Participant's duty of loyalty to the Firm, or (c) that is materially injurious to the Firm, monetarily or otherwise; (ii) a material violation by Participant of, or an act taken by Participant or Participant's failure to act which causes the Firm to be in violation of any government statue or regulation, or of the constitution, by-laws, rules or regulations of any securities or commodities exchange or a self-regulatory organization, or of the policies of the Firm; (iii) the entering of an order or decree or the taking of any similar action with respect to Participant which substantially impairs such Participant from performing his or her duties; (iv) Participant's insubordination, malfeasance, disloyalty or dishonesty in any material respect; (v) Participant's conviction of a misdemeanor of moral turpitude or felony: (vi) Participant's failure to devote all of his or her professional time to his or her assigned duties and to the business of the Firm; (vii) Participant's failure to satisfactorily perform his or her duties, as determined by management in its sole discretion, or Participant's gross misconduct or gross negligence in the performance of his or her duties; or (viii) Participant's failure to remain licensed to perform his or her duties or other act, conduct or circumstance which renders such Participant ineligible for employment with the Firm.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Committee of the Board of Directors or such other person or person designated by the Committee.

"Common Stock" means the Company common stock, par value $.10 per share.

"Competitive Activity" means Participant's engagement in any activity that competes with any of the Firm's business operations, as determined by the LMC Board, in its sole discretion.

"Disability" means any condition that renders Participant "disabled" within the meaning of Section 409A(a)(2)(C) of the Code and the regulations promulgated thereunder.

"Firm" means, except as otherwise provided under Section 409A of the Code and the regulations promulgated thereunder, the employing entity of any individual determined by the Committee to be a participant in the Plan.

"Grant Date" means the "Grant Date" set forth in Section 6 herein.

"Plan Administrator" means the Committee or such other person or persons appointed from time to time by the Committee.

"Premium Award" means the "Premium Award" set forth in Section 6 herein.

"Rule of 60" means the termination of Participant's employment for any reason other than Cause if the sum of Participant's age and completed years of service with the Firm equals at least 60 on the date of his or her termination of employment; provided that such Participant has completed at least 15 years of service with the Firm.

"Rule of 75" means the termination of Participant's employment for any reason other than Cause if the sum of Participant's age and completed years of service with the Firm equals at least 75 on the date of his or her termination of employment.

"Share" means a share of Common Stock.

"Specified Employee" means any participant who is a "specified employee" within the meaning of Section 409A(a)(2)(B) of the Code and the regulations promulgated thereunder.

6. LSAP AWARD SUMMARY

Grant Date: [______________]

Basic Award: [ ] Shares of Restricted Stock

Premium Award: [ ] Shares of Restricted Stock

Aggregate Award: [ ] Shares of Restricted Stock

LEGG MASON, INC.

By ___________________________
Name: Robert F. Price
Title: Secretary